Exhibit 99.3

CDW Corporation Announces Pricing of

Registered Offering of $600 Million in Senior Notes

VERNON HILLS, Ill. – July 31, 2014 — CDW Corporation (NASDAQ: CDW), a leading multi-brand technology solutions provider to business, government, education and healthcare, today announced that its wholly owned subsidiaries CDW LLC and CDW Finance Corporation (together, the “Issuers”) have priced an offering of $600,000,000 in aggregate principal amount of 6.00% senior notes due 2022 (the “Notes”) in an offering registered under the Securities Act of 1933, as amended (the “Notes Offering”). The Notes were priced at 100% of par. The sale of the Notes is expected to be completed on August 5, 2014, subject to customary closing conditions.

The Issuers intend to use the proceeds from the Notes Offering, together with cash on hand, to fund the redemption of all of their outstanding $325.0 million aggregate principal amount of Senior Secured Notes due 2018 (the “Senior Secured Notes”) and $234.7 million aggregate principal amount of their outstanding Senior Notes due 2019 (the “Existing Senior Notes”) and to pay related fees and expenses. The Issuers currently expect to issue notices of redemption to holders of the Senior Secured Notes and the Existing Senior Notes upon the closing of the Notes Offering.

The Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by CDW Corporation and by certain of CDW LLC’s current and future direct and indirect wholly owned domestic subsidiaries.

Morgan Stanley & Co. LLC and Barclays Capital Inc. are acting as joint-lead and joint book-running managers for the Notes Offering. The Notes Offering is being made only by means of a prospectus. Copies of the preliminary prospectus, and when available, copies of the final prospectus relating to the Notes Offering may be obtained from (i) Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, New York, NY 10014, by telephone (toll-free) at (866) 718-1649 or by email at prospectus@morganstanley.com and/or (ii) Barclays Capital Inc. c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone (toll-free) at (888) 603-5847 or by e-mail at barclaysprospectus@broadridge.com.

CDW Corporation, the Issuers and the subsidiary guarantors of the Notes have filed a Registration Statement on Form S-3ASR, which was effective upon filing, to which this communication relates. Copies of the Registration Statement on Form S-3ASR can be accessed through the Securities and Exchange Commission’s website at www.sec.gov.

This press release is for informational purposes only and shall not constitute (i) an offer to sell or the solicitation of an offer to buy the Notes or any other securities or (ii) an offer to buy, or a notice of redemption with respect to, the Senior Secured Notes, the Existing Senior Notes or any other securities. The Notes Offering is not being made to any person in any jurisdiction in which the offer, solicitation or sale is unlawful.

Forward-Looking Statements

This press release includes “forward-looking statements,” including with respect to the Notes Offering and the anticipated redemption of the Senior Secured Notes and the Existing Senior Notes. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. Such risks and uncertainties include, but are not limited to, whether the Issuers will consummate the Notes Offering, which is subject to customary closing conditions, and the anticipated use of the proceeds of the Notes Offering. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as

“may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About CDW

CDW is a Fortune 500 company and a leading multi-brand technology solutions provider to business, government, education and healthcare.

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Contact:
Investor Inquiries:	Media Inquiries:
Sari L. Macrie, CFA	Mary Viola
Vice President, Investor Relations	Vice President, Corporate Communications
847- 968-0238	(847) 968-0743

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